                                                                   EXHIBIT(b)(3)


                                 PRESENTATION TO
                  THE BOARD OF DIRECTORS OF THE GNI GROUP, INC.


                           [THE GNI GROUP, INC. LOGO]


                                FEBRUARY 10, 1998





                              SANDERS MORRIS MUNDY


                          [SANDERS MORRIS MUNDY LOGO]

The information contained in this memorandum was obtained from the management of The GNI Group, First Analysis Corporation and other sources believed to be reliable, but has not been independently verified.

This memorandum has been prepared for the exclusive use of the Board of Directors of The GNI Group, Inc. This memorandum and the information contained herein is confidential and may not be disclosed or provided to any third parties without the written permission of Sanders Morris Mundy Inc ("SMM").

This memorandum is prepared as of February 10, 1998 and reflects information made available to SMM prior to such date. It does not include information regarding all of the assessments made by SMM in arriving at its conclusions.

                                                             THE GNI GROUP, INC.
-------------------------------------------------------------------------------
TABLE OF CONTENTS


                                                                                                                       TAB
                                                                                                                       ---

    Transaction Overview..............................................................................................  I

    Company Overview..................................................................................................  II

    Valuation Summary.................................................................................................  III

    Draft Form of Opinion.............................................................................................  IV




-------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   1

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
TRANSACTION OVERVIEW



TRANSACTION                  Subject to execution of a definitive agreement and
                             plan of merger between Green I Acquisition Corp., a Delaware corporation ("Green I"), and The GNI
                             Group, Inc., a Delaware corporation ("GNI" or the "Company"), (the "Merger"), and consummation of certain financing requirements, GNI will purchase for cash from its shareholders all of the issued and outstanding common stock (the "Common Stock") of the Company at a currently proposed price per share of $7.00 (the "Merger Consideration") and all issued and outstanding "in-the-money" common stock purchase options and warrants whether or not currently exercisable or vested (the "Option(s)") at a price per Option reflecting the difference between the Merger Consideration and the exercise price thereof. Such offer will, by agreement, exclude certain shares of common stock and options of management of the Company.

                             Subsequent to consummation of the Merger, Green I will merge with and into GNI pursuant to which each share of Common Stock previously held by Green I will be cancelled, each share of common stock of Green I will be exchanged for one share of fully paid and nonassessable Common Stock, and each share of preferred stock of Green I will be exchanged for one share of fully paid and nonassessable Series A Preferred Stock of GNI. As a result of the Merger, GNI shall continue as the surviving corporation and the separate corporate existence of Green I shall cease.

MERGER TERMS                 GNI will prepare and file with the Securities
                             and Exchange Commission a proxy statement for a special meeting of shareholders to vote on the proposed Merger. In addition, Heartland Advisors currently owning 1,216,300 shares representing approximately 18.3% of the Common Stock, and Fleming Capital Management currently owning 681,041 shares representing approximately 10.3% of the Common Stock, will enter into an irrevocable voting agreement to vote in favor of the Merger.

ACCOUNTING TREATMENT         The Merger will receive recapitalization accounting
                             treatment.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   2

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
TRANSACTION OVERVIEW


o GNI will receive net proceeds from various financing sources totaling approximately $86.1 million the uses of which will include (i) approximately $35.6 million to refinance currently outstanding indebtedness of the Company and (ii) approximately $50.5 as the Merger Consideration.

o In accordance with the terms of the Merger, GNI will purchase for cash approximately 6,520,239 shares of outstanding Common Stock at a price per share of $7.00, and approximately 1,237,350 outstanding "in-the-money" Options for an estimated aggregate consideration of $45.6 million and $4.8 million, respectively. In addition, management of the Company will retain an ownership interest reflecting $800 thousand of value otherwise receivable in the Merger.

o After giving effect to the Merger, the former stockholders of Green I and management will retain fully-diluted ownership interest in GNI of approximately 83.3% and 16.7%, respectively.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   3

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
TRANSACTION OVERVIEW
(in thousands, except per share data)


    Common shares outstanding                       6,635 (1)             USES OF PROCEEDS
    Less:  Management rollover shares                (114)(2)                Purchase price of common stock            $45,642
                                                  -------
      Merger consideration shares                   6,520                    Purchase of options and warrants            4,809
                                                                             Refinance existing debt                    35,621
    Options/warrants outstanding                    1,237 (1)                Working capital                                 0
    Weighted average exercise price                 $3.11                    Prepayment penalties                        3,600 (6)
                                                                             Fees and expenses                           8,000 (7)
                                                                                                                       -------
    Merger consideration per share                  $7.00 (3)                  Total uses of proceeds                  $97,671
                                                                                                                       =======

    Cash to common shareholders                   $45,642
    Cash to option/warrant holders                 $4,809 (4)             SOURCES OF PROCEEDS
    Management rollover                              $800                    Revolving credit facility                    $171
                                                  -------
      Total equity purchase price                 $51,250                    Senior Notes                               75,000
                                                                             Preferred stock                            18,500
    Net debt                                      $35,621 (5)                Common stock                                4,000
                                                  -------
                                                                                                                       -------
    Total enterprise value                        $86,871                      Total sources of proceeds               $97,671
                                                  =======                                                              =======

----------

(1) As of 12/31/97.

(2) Reflects estimated shares retained by existing management after giving effect to the proposed merger.

(3) Source: Plan of Merger.

(4) Reflects the aggregate difference between the Merger Consideration and the "weighted average exercise price" for "in-the-money" options.

(5) As of 12/31/97.

(6) Reflects estimated prepayment penalties expected to be incurred in connection with the proposed refinancing of existing indebtedness.

(7) Source: Management of the Company.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   4

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
COMPANY OVERVIEW - STATEMENT OF OPERATIONS DATA (CALENDAR YEAR)
(in thousands, except per share data)


                                                    FISCAL YEAR ENDED JUNE 30,             CALENDAR YEAR
                                            -----------------------------------------  ----------------------
                                             ACTUAL                    PRO FORMA                   ESTIMATED
                                            ---------    --------------------------------------    ----------
                                               1995      1996(1)(2)    1997(2)(3)      TTM(3)         1998
                                            ---------    ----------    ----------    ----------    ----------

    Net sales                                $34,359       $44,539       $42,657       $41,704       $51,018
    Cost of services                          20,319        25,462        25,430        25,195        26,752
                                            --------      --------      --------      --------      --------
      Gross profit                            14,040        19,077        17,227        16,508        24,266
      Gross margin                              40.9%         42.8%         40.4%         39.6%         47.6%

    Selling, general and administrative        4,090         5,057         4,766         5,042         5,364
                                            --------      --------      --------      --------      --------
      EBITDA                                   9,949        14,019        12,461        11,466        18,902
      EBITDA margin                             29.0%         31.5%         29.2%         27.5%         37.0%

    Depreciation and amortization              4,102         5,946         6,408         6,852         7,337
                                            --------      --------      --------      --------      --------
      Operating income                         5,848         8,073         6,053         4,614        11,565
      Operating margin                          17.0%         18.1%         14.2%         11.1%         22.7%

    Other income (expense):
      Interest income(4)                          74            81           117           138            13
      Interest (expense)                      (1,143)       (3,987)       (3,861)       (3,867)       (3,836)
      Other income (expense)                     258            18            78           174             0
                                            --------      --------      --------      --------      --------
       Total income (expense)                   (811)       (3,887)       (3,667)       (3,556)       (3,823)

    Pre-tax income                             5,036         4,186         2,387         1,059         7,742
      Pre-tax margin                            14.7%          9.4%          5.6%          2.5%         15.2%

    Income taxes (benefit)(5)                  1,886         1,293           907           402         2,942
                                            --------      --------      --------      --------      --------

    Net income (loss)                         $3,151        $2,892        $1,480          $656        $4,800
                                            ========      ========      ========      ========      ========

    Earnings per share - primary               $0.48         $0.44         $0.21         $0.09         $0.66
                                            ========      ========      ========      ========      ========
    Earnings per share - fully diluted         $0.47         $0.44         $0.21         $0.09         $0.66
                                            ========      ========      ========      ========      ========

    Weighted average shares
      outstanding - primary(6)                 6,611         6,563         6,979         7,212         7,311
    Weighted average shares
      outstanding - fully diluted(6)           6,770         6,563         6,979         7,212         7,311



                                                               CALENDAR YEAR
                                           -----------------------------------------------------
                                                                 PROJECTED
                                           -----------------------------------------------------
                                              1999          2000          2001           2002
                                           ----------    ----------    ----------      ---------

    Net sales                                $62,190       $67,938       $71,580        $75,453
    Cost of services                          30,835        33,537        35,506         37,423
                                            --------      --------      --------       --------
      Gross profit                            31,355        34,401        36,074         38,030
      Gross margin                              50.4%         50.6%         50.4%          50.4%

    Selling, general and administrative        5,971         6,494         7,143          7,856
                                            --------      --------      --------       --------
      EBITDA                                  25,384        27,908        28,931         30,174
      EBITDA margin                             40.8%         41.1%         40.4%          40.0%

    Depreciation and amortization              7,093         6,622         6,087          5,639
                                            --------      --------      --------       --------
      Operating income                        18,291        21,286        22,845         24,535
      Operating margin                          29.4%         31.3%         31.9%          32.5%

    Other income (expense):
      Interest income(4)                          27           529         1,312          2,214
      Interest (expense)                      (2,986)       (2,661)       (2,595)        (2,400)
      Other income (expense)                       0             0             0              0
                                            --------      --------      --------       --------
       Total income (expense)                 (2,959)       (2,132)       (1,283)          (186)

    Pre-tax income                            15,332        19,154        21,561         24,349
      Pre-tax margin                            24.7%         28.2%         30.1%          32.3%

    Income taxes (benefit)(5)                  5,826         7,278         8,193          9,253
                                            --------      --------      --------       --------

    Net income (loss)                         $9,506       $11,875       $13,368        $15,096
                                            ========      ========      ========       ========

    Earnings per share - primary               $1.26         $1.56         $1.74          $1.96
                                            ========      ========      ========       ========
    Earnings per share - fully diluted         $1.26         $1.56         $1.74          $1.96
                                            ========      ========      ========       ========

    Weighted average shares
      outstanding - primary(6)                 7,540         7,616         7,675          7,721
    Weighted average shares
      outstanding - fully diluted(6)           7,540         7,616         7,675          7,721


----------

Source:  Management of the Company

(1) Excludes FASB 121 asset impairment charge of approximately $6.7 million ($4.4 million after tax).

(2) Pro forma for the 9/30/96 acquisition of EMPAK.

(3) Excludes various nonrecurring charges of approximately $0.8 million incurred in June 1997.

(4) Reflects interest income of 5% on the average cash balance from 1998 to 2002.

(5) Assumes a marginal tax rate of 38.0%.

(6) Reflects the Treasury Method of accounting.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   5

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
COMPANY OVERVIEW - CURRENT BALANCE SHEET DATA
(in thousands)


                           ASSETS                                                LIABILITIES AND STOCKHOLDERS' EQUITY

                                                  ACTUAL                                                              ACTUAL
                                              ----------------                                                    ----------------
                                                 12/31/97                                                            12/31/97
                                              ----------------                                                    ----------------
                                                (unaudited)                                                         (unaudited)
     Current assets                                                   Current liabilities
       Cash and time deposits                         $   385             Accounts payable                               $  2,487
       Accounts receivable, net                         7,926             Accrued liabilities                               3,134
       Federal tax receivable                             930             Current portion of long-term debt                 2,496
       Inventory                                          523             Federal income taxes payable                        458
       Prepaid expenses and other assets                3,359             Other current liabilities                           327
       Other current assets                                 0                                                            --------
                                                      -------               Total current liabilities                       8,902
         Total current assets                          13,123

                                                                      Long-term liabilities
     Property, plant and equipment                                        Revolving credit facility                         8,500
       Gross property, plant and equipment             51,659             Long-term debt, less current portion             23,307
       Less accumulated depreciation                  (17,384)            Senior notes                                          0
                                                      -------
         Net property, plant and equipment             34,276             Accrued liabilities                               3,213
                                                                          Deferred income taxes                               875
     Other assets                                                         Other liabilities                                     0
       Restricted time deposits                         1,420                                                            --------
       Intangible assets, net                          18,990               Total long-term liabilities                    35,895
       Other assets                                     2,967
                                                      -------         TOTAL LIABILITIES                                    44,797
         Total other assets                            23,377

                                                                      Redeemable preferred stock                                0
                                                     --------
     TOTAL ASSETS                                    $ 70,775
                                                     ========
                                                                      Stockholders' equity
                                                                          Non-redeemable preferred stock                        0
                                                                          Common stock                                         67
                                                                          Additional paid-in-capital                       21,157
                                                                          Retained earnings                                 4,802
                                                                          Treasury stock                                      (47)
                                                                                                                         --------
                                                                            Total stockholders' equity                     25,978

                                                                                                                         --------
                                                                      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY           $ 70,775
                                                                                                                         ========

----------

(1)  Source: Management of the Company.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   6

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
COMPANY OVERVIEW - SELECTED SUMMARY NEWS RELEASES


                              CLOSING
DATE                        STOCK PRICE       NEWS
----                        -----------       ----

January - 98                   $5.88          GNI signs a non-binding letter of intent to sell the Company to an unidentified investor group for $7.00 a share or $50.5 million in the aggregate.

August - 97                    $6.00          GNI was downgraded to "underperform" from "neutral" by Raymond James.

June - 97                      $6.13          GNI hires First Analysis Corporation to study a merger or sale of the Company.

May - 97                       $5.88          GNI stock fell 9.6% after announcing that merger talks with an undisclosed company were terminated.

March - 97                     $7.63          GNI announced its talks with an undisclosed company regarding a "possible combination."

October - 96                   $6.25          Raymond James down graded GNI to "neutral" from "buy."

October - 96                   $7.00          Pakhoed Corp. exits the third-party commercial deepwell disposal business.

November - 95                  $7.00          GNI buys a specialty chemical business from DuPont Co. to expand its custom chemicals business.

March - 95                     $5.63          Company completes the acquisition of Chemical Waste Management Inc.'s Corpus Christi,
                                              Texas waste treatment storage and disposal facility for a total of $4.5 million in cash and debt.

November - 94                  $4.50          GNI signs a letter of intent with Chemical Waste Management in Corpus Christi, Texas.

June - 94                      $3.00          Lawrence W. Dickinson resigns as CFO.

March - 94                     $4.00          Company forecasts losses for the second half of the year because of problems in its chemical recovery and processing operations.

September - 93                 $6.75          First Analysis Corp. lowers estimated EPS for FYE June 1994 to $.39 from $.53.



--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   7

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
COMPANY OVERVIEW - SELECTED STOCK PRICE AND VOLUME DATA



           WEEKLY STOCK PRICE AND VOLUME FEBRUARY 10, 1995 - PRESENT


                                    [GRAPH]




            WEEKLY STOCK PRICE AND VOLUME FEBRUARY 7, 1997 - PRESENT


                                    [GRAPH]




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   8

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
COMPANY OVERVIEW - SELECTED STOCK PRICE AND VOLUME DATA



       FEBRUARY '95 - PRESENT                      FEBRUARY '97 - PRESENT



              [GRAPH]                                     [GRAPH]




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   9

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
COMPANY OVERVIEW - CONSIDERATION PRICE TO TRADING PRICE ANALYSIS



            HISTORICAL STOCK PRICE VS. MERGER CONSIDERATION OF $7.00
                             FEBRUARY '97 - PRESENT


                                    [GRAPH]





               RELATIVE PREMIUM/(DISCOUNT) OF MERGER CONSIDERATION TO HISTORICAL STOCK PRICE: FEBRUARY '97 - PRESENT


                                    [GRAPH]




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   10

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
COMPANY OVERVIEW - FULLY DILUTED EQUITY OWNERSHIP


                                                              COMMON                         PERCENT OF
                                                              SHARES                        TOTAL SHARES
                                                            ----------                      ------------

I.   INSTITUTIONAL HOLDINGS(1)
         Heartland Advisors, Inc.                            1,216,300                           15.5%
         Robert Fleming Inc.                                   681,041                            8.7%
         Other                                               1,144,427                           14.5%
                                                            ----------                        -------
           Sub-total                                         3,041,768                           38.6%

II.  OFFICERS & DIRECTORS(2)
         Titus H. Harris(3)                                    269,555                            3.4%
         Newton E. Dudney                                       44,959                            0.6%
         John W. Lyons, Jr.                                    250,000                            3.2%
         G. Stacy Smith                                         45,000                            0.6%
         Carl V Rush, Jr.                                      278,000                            3.5%
         Dawn S. Born                                           76,500                            1.0%
         Richard M. Cochrane                                    73,200                            0.9%
         Titus H. Harris, III                                  216,370                            2.7%
         Donna L. Ratliff                                       25,000                            0.3%
         David A. Swallow                                       44,667                            0.6%
         Other                                                  82,100                            1.0%
                                                            ----------                        -------
           Sub-total                                         1,405,351                           17.9%

III. OTHER                                                   3,424,756                           43.5%
                                                            ----------                        -------

IV.  TOTAL SHARES(4)                                         7,871,875                          100.0%
                                                            ==========                        =======

----------

(1) Source: Nasdaq Online.(TM)

(2) Source: Management of GNI.

(3) Includes 106,500 common shares owned by a family member.

(4) Includes 808,950 employee stock options and 428,400 stock purchase warrants.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   11

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
VALUATION SUMMARY


                                                                           ESTIMATED VALUE PER SHARE BASED ON:
                                                                ------------------------------------------------------------
                                                                       ACTUAL            PROJECTED
        VALUATION APPROACH                                            RESULTS              RESULTS              AVERAGE
        ------------------------------                          -------------------- --------------------  -----------------

           Public Comparables                                          $4.80               $13.37                $6.88

           Acquisition Comparables                                     $7.37                 NA                  $7.37

           Discounted Cash Flows                                         NA                 $8.48                $8.48

           Leveraged Buy-Out                                             NA                 $7.18                $7.18

               Average Value                                           $6.09                $9.68                $7.48

               Rounded Average Value ($0.05)                           $6.10                $9.70                $7.50

               Merger Consideration                                    $7.00                $7.00                $7.00

               Premium (Discount) of Merger
                 Consideration to Rounded Average Value                14.8%               -27.8%                -6.7%




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   12

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
PUBLIC COMPARABLES SUMMARY
(in thousands, except per share data)


                                                                                                EQUITY VALUE BASED ON:
                                                  OPERATING      COMPARABLE           ---------------------------------------------
                                                     DATA        COMPANIES(1)             LTM          PROJECTED         COMBINED
                                                 ------------    ------------         -----------      ----------      ------------
     ENTERPRISE VALUE TO LTM:
        Net sales                                   $41,704          1.5x              $28,345 (2)            NA        $28,345 (2)
        EBITDA                                       11,466          9.7x               75,344 (2)            NA         75,344 (2)
        Operating income                              4,614         13.6x               27,111 (2)            NA         27,111 (2)

     EQUITY VALUE TO:
        LTM Net income                                  656         19.0x               12,448                NA         12,448
        Calendar year 1998 Net income                 4,800         14.4x                   NA            69,168         69,168
        Calendar year 1999 Net income                 9,506         13.1x                   NA           124,112        124,112
        Book value                                   25,978          1.9x               48,704                NA         48,704

                                             -----------------------------------------------------------------------------------
                                             MEAN                                      $38,390           $96,640        $55,033

                                             ADJUSTED MEAN                             $34,720                NA        $49,734

                                             EQUITY VALUE PER SHARE                      $4.80            $13.37          $6.88
                                             -----------------------------------------------------------------------------------


----------

(1) Includes CLHB, LLE, PESI, SK, GLK, SYC, TTI, CBM, and ISP (see "Adj. Mean" page 14 of this presentation).

(2) Net total debt as of December 31, 1997 of $35.6 million.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   13

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
PUBLIC COMPARABLES SUMMARY
(in thousands, except per share data)


Company name                        GNI       Clean      Laidlaw   Perma-Fix   Safety-    Great     Sybron     Tetra
                                   Group     Harbors.    Envir.     Envir.      Kleen     Lakes      Tech      Tech     Cambrex
Ticker                             GNUC       CLHB         LLE       PESI        SK        GLK        SYC       TTI       CBM
Current stock price(1)               $5.94     $1.44        $4.13     $2.00     $22.50    $46.56     $26.25    $22.38    $43.94
Shares outstanding (millions)          7.2      10.1        182.3      11.6       58.4      60.3        5.7      13.1      11.9
Market capitalization                  $43       $15         $752       $23     $1,314    $2,808       $149      $293      $523
Fiscal year end                    June      December     August    December   December  December   December  December  December

                                    LTM        LTM         LTM        LTM        LTM       LTM        LTM       LTM       LTM

Period ended                      Dec-97(2)  Dec-97(3)   Aug-97(4)  Sep-97(5)  Sep-67(6) Dec-97(7)  Sep-97(8) Sep-97(9) Dec-97(10)
                                  --------   --------    --------   --------   --------  --------   --------  --------  -------

SELECTED OPERATING DATA
Net revenue                          $41.7    $183.8     $1,802.6     $28.4     $977.1  $1,311.2     $196.9    $204.4    $417.3
Gross margin                          39.6%     23.5%        29.2%     27.0%      26.0%     28.5%      37.7%     29.1%     32.7%
EBITDA                                11.5       8.7        293.0       1.3      195.3     278.0       31.3      33.6       na
EBITDA margin                         27.5%      4.7%        16.3%      4.5%      20.0%     21.2%      15.9%     16.4%      na
Operating income                       4.6      (0.5)       111.8      (0.9)     117.6     191.6       21.3      25.3      56.5
Operating margin                      11.1%     -0.3%         6.2%     -3.1%      12.0%     14.6%      10.8%     12.4%     13.5%
Income before taxes                    1.1      (9.7)       (62.3)     (1.8)     100.7     167.0       17.3      24.0      45.5
Net income (before extr.)              0.7     ($8.2)      ($41.8)    ($2.1)     $61.7    $118.6      $10.0     $14.9     $30.9
Net margin                             1.6%     -4.4%        -2.3%     -6.2%       6.3%      9.0%       5.1%      7.3%      7.4%

EPS before extra. (LTM)              $0.09    ($0.84)      ($0.12)   ($0.21)     $1.06     $1.97      $1.77     $1.06     $2.57
EPS FY-98                            $0.66    ($0.35)       $0.17     $0.40      $1.21     $3.98      $2.01     $1.50     $3.07
EPS FY-99                            $1.26       na         $0.22      na        $1.38     $4.08       na       $1.96     $3.57

SELECTED BALANCE SHEET DATA
Total assets                         $70.8    $167.3     $4,454.4     $28.4   $1,037.2  $2,401.5     $140.5    $245.2    $555.4
Total debt                           $35.6     $72.5     $2,202.3      $4.9     $246.1    $507.7      $32.8     $59.8    $198.9
Total preferred                       $0.0      $0.0         $0.0      $0.0       $0.0      $0.0       $0.0      $0.0      $0.0
Book value                           $26.0     $50.1     $1,040.1     $14.7     $495.7  $1,478.0      $61.4    $122.9    $225.3
Adjusted book value(11)               na       $58.9         na        na         na    $1,583.6       na        na        na
Total cash and equivalents            $0.4      $3.2        $23.1      $0.1      $13.3    $251.7      $21.0      $3.6     $21.5
Debt/Total market value - Book        58.2%     60.7%        29.3%     25.1%      33.8%     68.4%      44.8%     33.4%     49.4%
Debt/Total market value - Market      45.6%     86.5%        16.6%     17.5%      15.9%     75.1%      20.4%     17.1%     28.4%


SELECTED VALUATION MULTIPLES                   -------------------------------------------------------------------------------
Enterprise value/Sales                 1.9x      0.5x         1.6x      1.0x       1.6x      2.3x       0.8x      1.7x      1.7x
Enterprise value/EBITDA                6.8x      9.6x        10.0x     21.8x       7.9x     11.0x       5.1x     10.4x      NM
Enterprise value/Operating Income     16.9x       NM         26.2x      NM        13.2x     16.0x       7.5x     13.8x     12.4x
Price/Book value                       1.7x      0.2x         0.7x      1.6x       2.7x      1.8x       2.4x      2.4x      2.3x
Price/Earnings (LTM)                  65.2x       NM          NM        NM        21.3x     23.7x      14.8x     21.2x     17.1x
Price/Earnings FY-98                   9.0x       NM         24.3x      5.0x      18.6x     11.7x      13.1x     14.9x     14.3x
Price/Earnings FY-99                   4.7x       NM         18.8x      NM        16.3x     11.4x       NM       11.4x     12.3x
                                    ------

                                 International
Company name                       Specialty
                                   Products
Ticker                               ISP
Current stock price(1)             $15.13
Shares outstanding (millions)       95.9
Market capitalization              $1,450
Fiscal year end                   December

                                    LTM
                                           ------------------------------
Period ended                      Sep-96      Max        Min    Adj. Mean
                                  -------- ------------------------------
SELECTED OPERATING DATA
Net revenue                        $744.9  $1,802.6     $28.4    $576.5
Gross margin                         41.6%     41.6%     23.5%     30.0%
EBITDA                              195.8     293.0       1.3     123.8
EBITDA margin                        26.3%     26.3%      4.5%     15.8%
Operating income                    141.8     191.6      (0.9)     67.7
Operating margin                     19.0%     19.0%     -3.1%      9.9%
Income before taxes                 139.4     167.0     (62.3)     45.1
Net income (before extr.)           $89.6    $118.6    ($41.8)    $28.1
Net margin                           12.0%     12.0%     -6.2%      4.1%

EPS before extra. (LTM)             $0.93
EPS FY-98                           $1.09
EPS FY-99                           $1.24

Selected balance sheet data
Total assets                     $1,366.6
Total debt                         $364.9
Total preferred                      $0.0
Book value                         $756.1
Adjusted book value(11)              na
Total cash and equivalents          $28.7
Debt/Total market value - Book       33.4%     68.4%     25.1%     40.7%
Debt/Total market value - Market     20.4%     86.5%     15.9%     27.9%

                                            ----------------------------
SELECTED VALUATION MULTIPLES                  Max       Min    Adj. Mean
                                    -----   ----------------------------
Enterprise value/Sales                2.4x      2.4x      0.5x      1.5x
Enterprise value/EBITDA               9.1x     21.8x      5.1x      9.7x
Enterprise value/Operating Income    12.6x     26.2x      7.5x     13.6x
Price/Book value                      1.9x      2.7x      0.2x      1.9x
Price/Earnings (LTM)                 16.2x     23.7x     14.8x     19.0x
Price/Earnings FY-98                 13.9x     24.3x      5.0x     14.4x
Price/Earnings FY-99                 12.2x     18.8x     11.4x     13.1x
                                             --------------------------



----------

Note: Max, min and adjusted mean exclude GNI data. Adjusted mean excludes maximum and minimum data.

(1) Reflects the closing stock price as of February 10, 1998 with the exception of Safety-Kleen and Sybron which reflect their respective closing stock prices one week prior to the dates in which an offer to acquire them was made public.

(2) Operating data excludes various nonrecurring charges of approximately $0.8 million incurred in June 1997.

(3) Operating data excludes a nonrecurring charge of $6.4 million to adjust an income tax related valuation reserve and nonrecurring other income relating to the settlement of a lawsuit of $0.8 million (total of $5.6 million net of estimated taxes).

(4) Operating data is pro forma for the merger with Rollins Environmental Services and pending acquisition of Safety-Kleen and excludes $331.7 million of merger related costs ($200.0 million net of estimated taxes).

(5) Operating data excludes nonrecurring other income related to the sale of certain assets and a readjustment of accounts payable, net against a one-time clean-up charge for vandalized property of $0.6 million.

(6) Operating data excludes a nonrecurring restructuring charge of $1.7 million ($1.0 million net of estimated taxes).

(7) Operating data is pro forma for the divestiture of the Petroleum Additives and Eastern European Environmental Service business units and excludes a nonrecurring charge of $49.8 million ($46.8 million net of estimated taxes) related to this divestiture.

(8) Operating data is pro forma for the acquisition of IVAX.

(9) Operating data excludes a nonrecurring write-off associated with a regulatory required plant clean-up of $3.0 million ($1.8 million net of estimated taxes).

(10)Operating data is pro forma for the acquisition of Bio Whittaker and excludes a nonrecurring R&D related charge of $14.0 million.

(11)Reflects the quarter ended September 30, 1997 book value plus the quarter ended December 31, 1997 net income due to the unavailability of published December 31, 1997 balance sheets.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   14

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
DESCRIPTION OF PUBLIC COMPARABLES


CLEAN HARBORS INC. ("Clean Harbors") provides a wide range of industrial waste management services to a diversified customer base across the United States. Clean Harbors is one of the largest providers of industrial waste management services in the Northeast and Mid-Atlantic regions of the United States, with a strong presence in the Central, Midwest and Southern regions. Principal services include treatment and disposal of industrial waste; field services provided at customer sites; and specialized repackaging, treatment and disposal services for laboratory chemicals and household hazardous wastes.

PERMA-FIX ENVIRONMENTAL SERVICES ("Perma-Fix") through subsidiaries, treats, stores, recycles and disposes of hazardous and non-hazardous industrial and commercial waste; and provides consulting engineering services to industry and government for broad-scope environmental problems. Perma-fix services industrial and commercial companies mainly in the Southeast, Midwest and Southwest.

SAFETY-KLEEN CORP. ("Safety-Kleen") services the recycling and waste needs of companies in the automotive/retail repair, industrial, imaging and other business sectors. Services include parts cleaner services, fluid recovery services, oil recovery services and paint refinishing services. Safety-Kleen operates in the U.S., Puerto Rico, Belgium, France, Germany, Italy, Canada, Ireland, Spain and the U.K. and has licensee operations in Korea and Japan.

LAIDLAW ENVIRONMENTAL SERVICES ("Laidlaw") treats and disposes of industrial chemical wastes at plants in Colo., Kan., Utah, N.J., Tex. and La. (2). Co. also treats, stores, recycles and repackages wastes in Minn., La., Tenn. and Cal., and operates analytical laboratories in La., Mich., Cal., Colo., N.J., Kan., Utah, Tenn. and Tex. aqueous waste streams are also treated and disposed of at a deep injection well in La. Laidlaw also transports wastes.

TETRA TECHNOLOGIES INC. ("Tetra") recycles and markets specialty chemicals; converts low-cost chemical by-product streams produced by other chemical plants into high-quality commercial products; and provides comprehensive services, drilling fluids and completion fluids to the oil and gas industry.

GREAT LAKES CHEMICAL CORP. ("Great Lakes") makes and sells performance chemicals, including flame retardants and bromine, sodium, chlorine, furfural and their derivatives; water treatment chemicals; and petroleum additives. Great Lakes also provides specialized services and manufacturing for various industries.

SYBRON CHEMICALS INC. ("Sybron") operates an international specialty chemical business which develops, produces and sells products and related services in two main markets: environmental (mainly related to water and waste treatment) and textile dyeing and finishing. Environmental products and services segment includes water treatment products such as ion exchange resins for use in



--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   15

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
DESCRIPTION OF PUBLIC COMPARABLES


home water softening/conditioning and industrial water treatment; high-quality reverse osmosis membrane elements used in drinking water purification systems; biochemicals for treating industrial and sanitary waste, contaminated soil and groundwater; and specialty polymers.

CAMBREX CORP.("Cambrex") makes and sells a broad line of specialty chemicals and commodity chemical intermediates; and makes chemicals to customer specifications.

INTERNATIONAL SPECIALTY PRODUCTS, INC. ("ISP") makes specialty chemicals used in consumer and industrial products; mineral products such as roofing granules; filter products used to treat process liquids in various industries; and advanced materials, including high-purity carbonyl iron powders used in technology applications.



--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   16

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
ACQUISITION COMPARABLES SUMMARY
($'s in millions, except per share data)


                                                                                                                     ----------
                                          LTM            WASTE                           CHEMICAL                     AVERAGE
                                       OPERATING         MGMT.           EQUITY         PROCESSING       EQUITY        EQUITY
                                          DATA        COMPANIES(1)        VALUE         COMPANIES(2)      VALUE        VALUE
                                      ------------   --------------   --------------    ------------   -----------   ----------

     ENTERPRISE VALUE TO LTM:
        Net sales                         $41,704          2.2x          $57,675 (3)          1.2x      $13,234 (3)    $35,455
        EBITDA                             11,466         13.8x          122,575 (3)         11.2x       93,202 (3)    107,888
        Operating income                    4,614         21.9x           65,375 (3)         18.8x       51,016 (3)     58,196

     EQUITY VALUE TO LTM:
        Net income                            656         38.2x           25,075             23.5x       15,457         20,266
        Book value                         25,978          2.4x           62,981              2.7x       69,302         66,141

                                    ------------------------------------------------------------------------------------------
                                    MEAN                                 $66,736                        $48,442        $57,589

                                    ADJUSTED MEAN                        $62,010                        $45,258        $53,264

                                    EQUITY VALUE PER SHARE                 $8.58                          $6.26          $7.37
                                    -------------------------------------------------------------------------------------------

--------------------

(1) Includes 17 transactions occurring from 1/1/94 to present day (see "Adj. Mean" on page 18 of the presentation).

(2) Includes 19 transactions occurring from 1/1/96 to present day (see "Adj. Mean" on page 19 of the presentation).

(3) Net total debt as of December 31, 1997 of $35.6 million.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   17

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
ACQUISITION COMPARABLES SUMMARY


                                                 WASTE MANAGEMENT TRANSACTIONS
                                                                                                                    ENTERPRISE
                                                                                                                   VALUE TO LTM
                                                                                                                ------------------
  DATE                                                                                                             NET
EFFECTIVE             ACQUIROR NAME                     TARGET NAME           TARGET BUSINESS DESCRIPTION         SALES    EBITDA
----------  ------------------------------  --------------------------------  --------------------------------   -------   -------

 01/06/94   Allen & Co Inc                  Resource Recycling Techs Inc      Waste mgmt,recycling services         0.3x    NA
 04/08/94   Investor Group                  Canonie Environmental Services    Construct disposal plants             0.4x    NA
 05/10/94   Investor                        Eastern Environmental Services    Pvd waste collection svcs             1.0x    NA
 05/27/94   USA Waste Services Inc          Envirofil Inc                     Pvd management consulting svcs       13.2x    NA
 01/10/95   Cie Generale des Eaux SA        Air & Water Technologies Corp     Pvd engineering services              0.7x     9.2x
 01/24/95   WMX Technologies Inc            Chemical Waste Management Inc     Pvd hazardous waste mgmt svcs         1.5x    NA
 05/01/95   Waste Management Inc            Resource Recycling Techs Inc      Waste mgmt,recycling services         0.9x    19.1x
 05/31/95   Investor Group                  American Ecology Corp             Waste disposal landfills              0.9x     5.7x
 05/07/96   USA Waste Services Inc          Western Waste Industries Inc      Pvd garbage collection svcs           2.3x    10.0x
  9/3/96    USA Waste Services Inc          Sanifill Inc                      Provide waste management svcs         5.6x    15.5x
 12/30/96   Republic Industries Inc         Continental Waste Industries      Pvd waste disposal services           7.3x    20.5x
  3/4/97    American Eco Corp               Chempower Inc                     Insulation, asbestos abatement        0.5x    13.9x
 7/31/97    Philip Environmental Inc        Allwaste Inc                      Pvd asbestos treatment svcs           1.6x    12.0x
  9/3/97    USA Waste Services Inc          United Waste Systems Inc          Provide waste management svcs         5.9x    17.7x
 Pending    Waste Management Inc            Wheelabrator Technologies Inc     Mnfr laboratory, medical equip        3.3x     8.6x
 Pending    Investor Group                  ATC Group Services Inc            Pvd engineering svcs                  1.0x    11.5x
 Pending    International Technology Corp   OHM Corp                          Operate hazardous waste sites         0.7x    50.5x

                                                                                                                ------------------
                                                                              COUNT.............................     17       12
                                                                              MAXIMUM...........................   13.2X    50.5X
                                                                              MINIMUM...........................    0.3X     5.7X
                                                                              MEDIAN............................    1.0X    10.0X
                                                                              MEAN..............................    2.8X    16.2X
                                                                              ADJUSTED MEAN.....................    2.2X    13.8X
                                                                                                                  ----------------

                                             ENTERPRISE
                                            VALUE TO LTM          EQUITY VALUE TO LTM
                                            -------------   ---------------------------------
  DATE                                        OPERATING      PRE-TAX        NET         BOOK
EFFECTIVE             ACQUIROR NAME            INCOME        INCOME       INCOME       VALUE
----------  ------------------------------   ----------     ---------    --------     -------

 01/06/94   Allen & Co Inc                     NA             NA          NA            0.7x
 04/08/94   Investor Group                     NA             NA          NA            0.9x
 05/10/94   Investor                           NA             NA          NA            0.7x
 05/27/94   USA Waste Services Inc             NA             NA          NA            4.6x
 01/10/95   Cie Generale des Eaux SA           13.8x          38.0x       38.0x         0.8x
 01/24/95   WMX Technologies Inc               NA             NA          NA            2.6x
 05/01/95   Waste Management Inc               34.4x          33.0x       36.7x         3.7x
 05/31/95   Investor Group                     12.4x           5.6x        8.1x         0.5x
 05/07/96   USA Waste Services Inc             17.7x          20.2x       36.1x         3.8x
  9/3/96    USA Waste Services Inc             25.5x          23.8x       39.6x         3.2x
 12/30/96   Republic Industries Inc            35.4x          41.8x       71.6x         4.7x
  3/4/97    American Eco Corp                  22.6x          22.1x       32.4x         1.3x
 7/31/97    Philip Environmental Inc           31.2x          34.0x       65.9x         3.4x
  9/3/97    USA Waste Services Inc             26.3x          29.4x       51.1x         4.3x
 Pending    Waste Management Inc               11.8x          12.5x       24.1x         2.3x
 Pending    Investor Group                     13.1x          12.1x       20.0x         2.0x
 Pending    International Technology Corp      NA             NA          NA            2.1x

                                              -----------------------------------------------
             COUNT..........................    11             11          11           17
             MAXIMUM........................   35.4X          41.8X       71.6X         4.7X
             MINIMUM........................   11.8X           5.6X        8.1X         0.5X
             MEDIAN.........................   13.1X          12.5X       24.1X         2.3X
             MEAN...........................   22.2X          24.8X       38.5X         2.4X
             ADJUSTED MEAN..................   21.9X          25.0X       38.2X         2.4X
                                              ------------------------------------------------

----------

Source: Securities Data Corporation.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   18

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
ACQUISITION COMPARABLES SUMMARY


                        CHEMICAL PROCESSING TRANSACTIONS

                                                                                                                  ENTERPRISE
                                                                                                                 VALUE TO LTM
                                                                                                           ------------------------
  DATE                                                                                                         NET
EFFECTIVE         ACQUIROR NAME                     TARGET NAME            TARGET BUSINESS DESCRIPTION        SALES        EBITDA
--------  -------------------------------  ------------------------------- ------------------------------  ------------  ----------

03/20/96  Unilever NV                      Helene Curtis Industries Inc    Mnfr perfumes,cosmetics             0.7x         15.0x
04/08/96  Lilly Industries Inc             Guardsman Products Inc          Mnfr coatings,cleaning prod         1.0x         22.1x
08/21/96  Crompton & Knowles Corp          Uniroyal Chemical Co            Mnfr pesticides, rubber chems       1.2x          6.4x
09/10/96  Tyco International Ltd           Carlisle Plastics Inc           Mnfr,whl plastic prods,resins       0.5x         29.5x
10/01/96  Investor Group                   Sterling Chemicals Inc          Mnfr commodity chemicals            0.9x          4.0x
10/10/96  Astor Chemicals                  ADCO Technologies Inc           Mnfr adhesives and sealants         1.1x          7.0x
12/04/96  Ultramar Corp                    Diamond Shamrock Inc            Mnfr,wholesale petroleum            0.5x          8.8x
12/04/96  DowElanco(Dow Chem,Eli Lilly)    Mycogen Corp(DowElanco/Dow)     Develop biological pesticides       3.2x         NA
01/15/97  Henkel KGaA                      Loctite Corp                    Mnfr adhesives & sealants           2.7x         13.3x
02/28/97  Michael Foods Inc                North Star Universal Inc        Mnfr air conditioners               1.5x         83.7x
03/06/97  Potash Corp of Saskatchewan      Arcadian Corp                   Mnfr phosphatic fertilizers         1.2x          4.0x
07/02/97  Baker Hughes Inc                 Petrolite Corp                  Mnfr fuel additives,waxes           2.0x         20.7x
08/06/97  Houston Industries Inc           NorAm Energy Corp               Oil and gas exploration,prodn       1.0x          8.3x
08/27/97  Huntsman Corp                    Rexene Corp                     Mnfr petrochemical products         0.9x          5.2x
12/22/97  IMC Global Inc                   Freeport-McMoRan Inc            Own,op chem,fertilizer mines        1.4x          5.4x
12/23/97  Borden Chemical Inc(Borden)      Melamine Chemicals Inc          Manufacture melamine crystal        1.6x         11.4x
 Pending  Petrofina SA                     Fina Inc                        Oil and gas expl, prodn             0.6x          5.9x
 Pending  Trinity I Fund LP/Investor Group Fisher Scientific Intl Inc      Mnfr lab supplies,chemicals         0.6x          9.2x
 Pending  Investor Group                   Sybron Chemicals Inc            Mnfr specialty chemicals            1.2x          7.6x

                                                                                                            -----------------------
                                                                           COUNT........................       19            18
                                                                           MAXIMUM......................       3.2X         83.7X
                                                                           MINIMUM......................       0.5X          4.0X
                                                                           MEDIAN.......................       1.1X          8.3X
                                                                           MEAN.........................       1.2X         14.9X
                                                                           ADJUSTED MEAN................       1.2X         11.2X
                                                                                                            -----------------------


                                          ENTERPRISE
                                          VALUE TO LTM        EQUITY VALUE TO LTM
                                          ------------  -------------------------------
  DATE                                     OPERATING    PRE-TAX      NET         BOOK
EFFECTIVE         ACQUIROR NAME             INCOME       INCOME     INCOME       VALUE
--------  ------------------------------- ------------  --------   --------     -------

03/20/96  Unilever NV                        36.0x       48.8x       92.1x        3.3x
04/08/96  Lilly Industries Inc               59.0x       84.0x      162.1x        3.6x
08/21/96  Crompton & Knowles Corp             9.4x       11.5x       18.8x       NA
09/10/96  Tyco International Ltd             NA          NA          NA           1.5x
10/01/96  Investor Group                      5.2x        4.7x        7.1x        2.6x
10/10/96  Astor Chemicals                     8.3x        7.9x       12.2x        1.8x
12/04/96  Ultramar Corp                      15.2x       14.7x       24.0x        1.5x
12/04/96  DowElanco(Dow Chem,Eli Lilly)      NA          NA          NA           3.0x
01/15/97  Henkel KGaA                        16.8x       17.5x       23.5x        5.6x
02/28/97  Michael Foods Inc                 307.0x       14.8x       26.0x        1.6x
03/06/97  Potash Corp of Saskatchewan         5.0x        5.0x        7.9x        3.9x
07/02/97  Baker Hughes Inc                   43.5x       32.9x       37.4x        4.3x
08/06/97  Houston Industries Inc             12.0x       14.8x       26.4x        2.8x
08/27/97  Huntsman Corp                       6.9x        5.4x        8.5x        2.0x
12/22/97  IMC Global Inc                      7.6x        6.3x        7.1x       NA
12/23/97  Borden Chemical Inc(Borden)        25.8x        5.5x        8.7x        2.3x
 Pending  Petrofina SA                       12.8x       11.6x       17.7x        1.4x
 Pending  Trinity I Fund LP/Investor Group   13.2x       13.2x       24.3x        2.6x
 Pending  Investor Group                      9.9x       11.0x       18.6x        3.3x

                                            --------------------------------------------
          COUNT...........................     17          17          17          17
          MAXIMUM.........................  307.0X       84.0X      162.1X        5.6X
          MINIMUM.........................    5.0X        4.7X        7.1X        1.4X
          MEDIAN..........................   12.0X       11.5X       18.6X        2.6X
          MEAN............................   34.9X       18.2X       30.7X        2.8X
          ADJUSTED MEAN...................   18.8X       14.7X       23.5X        2.7X
                                            --------------------------------------------


----------

Source: Securities Data Corporation.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   19

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOWS SUMMARY


                                                                 Normalized free cash flow-2003                           $17,324
-----------------------------------------------------------      ------------------------------------------------------------------
PRESENT VALUE OF FREE CASH FLOWS(1)                              PRESENT VALUE OF TERMINAL VALUE


WACC             16.0%         19.0%         22.0%               Capitalization multiples         8.0x         6.0x         5.0x
----          -------       -------       -------                WACC                             ----         ----         ---
                                                                 ----
              ------------------------------------                                             ------------------------------------

     1998     $10,644       $10,509       $10,379                       16.0%                   $71,068      $53,301      $44,417
     1999     $12,052       $11,599       $11,174
     2000     $12,071       $11,324       $10,641                       19.0%                   $63,354      $47,515      $39,596
     2001     $10,060        $9,200        $8,432
     2002      $9,415        $8,393        $7,504                       22.0%                   $56,639      $42,479      $35,399
              -------       -------       -------                                              ------------------------------------
Total         $54,241       $51,025       $48,129
              ------------------------------------
---------------------------------------------------              ------------------------------------------------------------------


                                                                  Total debt and preferred stock as of 12/31/97            $35,621
-----------------------------------------------------------       -----------------------------------------------------------------
PRESENT VALUE OF ENTERPRISE VALUE                                 PRESENT VALUE OF EQUITY VALUE


                                PV of terminal value +
                                  PV of cash flows
Capitalization multiples    8.0x        6.0x        5.0x          Capitalization multiples        8.0x         6.0x         5.0x
                            ----        ----        ----                                         -----        -----        ----
WACC                                                              WACC
----                     ----------------------------------       ----                          -----------------------------------

       16.0%              $125,309    $107,542     $98,659               16.0%                   $89,688      $71,921      $63,038

                                                                                                             ---------
       19.0%              $114,379     $98,540     $90,621               19.0%                   $78,758      $62,920      $55,000
                                                                                                             ---------

       22.0%              $104,768     $90,608     $83,528               22.0%                   $69,147      $54,988      $47,908
                         ----------------------------------                                     -----------------------------------

-----------------------------------------------------------       -----------------------------------------------------------------


                       ----------------------------------------------------------------
                       EQUITY VALUE PER SHARE



                       Capitalization multiples         8.0x      6.0x      5.0x
                       Discount rate                    ----      ----      ----
                       -------------                  -----------------------------

                                           16.0%       $11.88     $9.63     $8.50

                                                                 -------
                                           19.0%       $10.49     $8.48     $7.48
                                                                 -------

                                           22.0%        $9.27     $7.47     $6.58
                                                      -----------------------------

                       ----------------------------------------------------------------

----------

(1) Assumes mid-point discounting.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   20

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOWS SUMMARY


                              DISCOUNTED CASH FLOWS
                  PROJECTION PERIOD-BASED SENSITIVITY ANALYSIS

                                       AS OF
                                       PERIOD
                                       ENDED                            AS OF PERIOD ENDED CALENDAR -
                                     -----------     ----------------------------------------------------------------------
                                        TTM             1998          1999           2000           2001           2002
                                     -----------     ----------    ----------     ----------     ----------     -----------

     TERMINAL FREE CASH FLOW(1)           $4,907        $10,118       $13,881        $16,454        $15,920         $17,324
                                     -----------     ----------    ----------     ----------     ----------     -----------

     DCF DETERMINED
      PRESENT VALUE OF:
     Estimated entity value              $43,730        $57,273       $76,020        $87,136        $86,296         $98,540
     Less: Outstanding debt(2)           (35,621)       (35,621)      (35,621)       (35,621)       (35,621)        (35,621)
                                     -----------     ----------    ----------     ----------     ----------     -----------
     Estimated equity value               $8,109        $21,653       $40,400        $51,516        $50,676         $62,920

     SHARE DATA:
     Fully diluted shares                  7,418          7,418         7,418          7,418          7,418           7,418
     Implied value per share               $1.09          $2.92         $5.45          $6.95          $6.83           $8.48

                                                     ------------------------------------------------------

     CONTRIBUTION DATA:
     Periodic contribution - $(3)          $1.09          $1.83         $2.53          $1.50         ($0.11)          $1.65
     Periodic contribution - %(4)           12.9%          21.5%         29.8%          17.7%          -1.3%           19.5%

     Cumulative contribution - %(5)         12.9%          34.4%         64.2%          81.9%          80.5%          100.0%

----------

(1) Defined as net income plus depreciation & amortization plus net interest expense less "normalized" capex. adjusted for "estimated" changes in working capital.

(2) As of December 31, 1997.

(3) Reflects the difference between "Implied value per share" as of the current period and the same as of the prior period.

(4) Reflects the periodic change in 'Implied value per share' relative to the summary estimated share value of $8.48.

(5) Reflects the cumulative total of 'Periodic contribution -$' relative to the summary estimated share value of $8.48.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   21

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOWS - DIVISIONAL CONTRIBUTION TO PERIODIC ESTIMATED
SHARE VALUE



                                    [CHART]




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   22

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
LEVERAGED BUY-OUT ANALYSIS


                                                               VALUE PER SHARE AT VARIOUS DATES
                                                     ---------------------------------------------------
    VALUATION                                           12/31/00          12/31/01           12/31/02
                                                     --------------   ---------------    ---------------
    EBITDA                                                  $27,908           $28,931            $30,174
    EBITDA multiple                                             5.0x              5.0x               5.0x

    Enterprise value                                       $139,538          $144,656           $150,870
    Less:  Net debt(1)                                      (50,054)          (37,131)           (22,324)
                                                     --------------    --------------     --------------
       Future equity value                                  $89,484          $107,525           $128,546

    Present value of equity(2)                              $32,611           $27,990            $23,901
                                                     ==============    ==============     ==============

    Value per share                                           $9.80             $8.41              $7.18
                                                     ==============    ==============     ==============

    Fully diluted shares outstanding                          3,329             3,329              3,329



                                 VALUE PER SHARE AT VARIOUS DATES
                       ----------------------------------------------------
                           12/31/00          12/31/01           12/31/02
                       ---------------   ---------------    ---------------

                 30.0%     $12.24            $11.31             $10.40
   EQUITY        35.0%     $10.93             $9.73              $8.61
   RETURN        40.0%      $9.80             $8.41              $7.18
    RATES        45.0%      $8.82             $7.31              $6.03
                 50.0%      $7.97             $6.38              $5.09


                   ----------

                   (1) Defined as total debt less excess cash.

                   (2) Based on equity return rate of 40.0%.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   23

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
PREMIUM ANALYSIS


                                                         WASTE MANAGEMENT INDUSTRY
                                                    TENDER OFFER PREMIUMS RELATIVE TO(5)
                                         ---------------------------------------------------------          PREMIUM
                         GNI               ONE DAY             ONE WEEK               FOUR WEEKS            IMPLIED
                       CLOSING             PRIOR TO            PRIOR TO                PRIOR TO               GNI
    DATE             STOCK PRICE          ANNOUNCE.            ANNOUNCE.              ANNOUNCE.              PRICE
--------------     -----------------     -------------     ------------------      ---------------       ---------------

  23-Jan-98 (1)         $5.88                 -                    -                      -                    NA

  22-Jan-98 (2)         $4.88               30.09%                 -                      -                  $6.34

  15-Jan-98 (3)         $4.50                 -                 37.34%                    -                  $6.18

  23-Dec-97 (4)         $4.75                 -                    -                    44.53%               $6.87

                                         -----------------------------------------------------------     ---------

                                                           AVERAGE                                           $6.46
                                                                                                         =========

----------

(1) Announcement date (the "Announcement Date") of investor offer of $7.00 per share.

(2) Reflects one day prior to the Announcement Date.

(3) Reflects one week prior to the Announcement Date.

(4) Reflects four weeks day prior to the Announcement Date.

(5) Reflects the Adjusted Mean premium for 7 identified waste industry tender offers occurring since May-1-1995.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   24

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
PREMIUM ANALYSIS


                                                        CHEMICAL PROCESSING INDUSTRY
                                                     TENDER OFFER PREMIUMS RELATIVE TO(5)
                                         -----------------------------------------------------------        PREMIUM
                         GNI               ONE DAY             ONE WEEK               FOUR WEEKS            IMPLIED
                       CLOSING             PRIOR TO            PRIOR TO                PRIOR TO               GNI
    DATE             STOCK PRICE          ANNOUNCE.            ANNOUNCE.              ANNOUNCE.              PRICE
--------------     -----------------     -------------     ------------------      -----------------     ---------------

  23-Jan-98 (1)         $5.88                 -                    -                      -                    NA

  22-Jan-98 (2)         $4.88               39.89%                 -                      -                  $6.82

  15-Jan-98 (3)         $4.50                 -                 42.31%                    -                  $6.40

  23-Dec-97 (4)         $4.75                 -                    -                    42.89%               $6.79

                                         -----------------------------------------------------------     ---------

                                                           AVERAGE                                           $6.67
                                                                                                         =========

----------

(1) Announcement date (the "Announcement Date") of investor offer of $7.00 per share.

(2) Reflects one day prior to the Announcement Date.

(3) Reflects one week prior to the Announcement Date.

(4) Reflects four weeks day prior to the Announcement Date.

(5) Reflects the Adjusted Mean premium for 20 identified chemical industry tender offers occurring since Jun-16-1995.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   25

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
PREMIUM ANALYSIS


                          WASTE MANAGEMENT TRANSACTIONS

     DATE
  EFFECTIVE      STATUS              ACQUIROR NAME                       TARGET NAME
-------------  ----------   ----------------------------    -----------------------------------

   05/01/95    Completed    Waste Management Inc            Resource Recycling Techs Inc
   05/07/96    Completed    USA Waste Services Inc          Western Waste Industries Inc
   09/03/96    Completed    USA Waste Services Inc          Sanifill Inc
   12/30/96    Completed    Republic Industries Inc         Continental Waste Industries
   03/04/97    Completed    American Eco Corp               Chempower Inc
   07/31/97    Completed    Philip Environmental Inc        Allwaste Inc
   09/03/97    Completed    USA Waste Services Inc          United Waste Systems Inc


                                                  PREMIUM         PREMIUM
                                                   1 DAY           1 WEEK
                                                 PRIOR TO        PRIOR TO            PREMIUM
                                                 ANNOUNCE-       ANNOUNCE-           4 WEEKS
                                                   MENT            MENT            PRIOR TO
   TARGET BUSINESS DESCRIPTION                     DATE            DATE            ANN. DATE
-------------------------------------------    -------------  ----------------   --------------

Waste mgmt,recycling services                     37.31%           50.82%             46.03%
Pvd garbage collection svcs                       16.14%           21.76%             47.07%
Provide waste management svcs                     -1.02%            3.86%              1.63%
Pvd waste disposal services                       66.73%           62.18%             82.04%
Insulation, asbestos abatement                    48.06%           48.06%             45.88%
Pvd asbestos treatment svcs                       48.22%           63.35%             95.22%
Provide waste management svcs                      0.71%            1.05%             -1.25%

                                                 -------------------------------------------
COUNT......................................         7                7                  7
MAXIMUM....................................       66.73%           63.35%             95.22%
MINIMUM....................................       -1.02%            1.05%             -1.25%
MEDIAN.....................................       37.31%           48.06%             46.03%
MEAN.......................................       30.88%           35.87%             45.23%
ADJUSTED MEAN..............................       30.09%           37.34%             44.53%
                                                 -------------------------------------------


----------

Source: Securities Daa Corporation.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   26

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
PREMIUM ANALYSIS


                        CHEMICAL PROCESSING TRANSACTIONS

     DATE
   EFFECTIVE             STATUS                      ACQUIROR NAME                                TARGET NAME
----------------   -------------------    -------------------------------------     ------------------------------------

    06/16/95           Completed              ICI PLC                                   Grow Group Inc
    08/09/95           Completed              Arcadian Corp                             Arcadian Partners LP
    11/15/95           Completed              Agrium Inc                                Nu-West Industries Inc
    01/10/96           Completed              Sherwin-Williams Co                       Pratt & Lambert United Inc
    03/01/96           Completed              IMC Global Inc                            Vigoro Corp
    03/12/96           Completed              Praxair Inc                               CBI Industries Inc
    03/18/96           Completed              biosys                                    AgriDyne Technologies Inc
    04/08/96           Completed              Lilly Industries Inc                      Guardsman Products Inc
    08/21/96           Completed              Crompton & Knowles Corp                   Uniroyal Chemical Co
    09/10/96           Completed              Tyco International Ltd                    Carlisle Plastics Inc
    09/27/96           Completed              Keystone Consolidated Inds Inc            DeSoto Inc
    10/01/96           Completed              Investor Group                            Sterling Chemicals Inc
    10/10/96           Completed              Astor Chemicals                           ADCO Technologies Inc
    01/15/97           Completed              Henkel KGaA                               Loctite Corp
    03/06/97           Completed              Potash Corp of Saskatchewan               Arcadian Corp
    07/02/97           Completed              Baker Hughes Inc                          Petrolite Corp
    08/27/97           Completed              Huntsman Corp                             Rexene Corp
    12/22/97           Completed              IMC Global Inc                            Freeport-McMoRan Inc
    12/23/97           Completed              Borden Chemical Inc(Borden)               Melamine Chemicals Inc
                       Pending                Investor Group                            Sybron Chemicals Inc


                                                   PREMIUM           PREMIUM
                                                    1 DAY             1 WEEK
                                                  PRIOR TO          PRIOR TO            PREMIUM
                                                  ANNOUNCE-         ANNOUNCE-           4 WEEKS
                                                    MENT              MENT             PRIOR TO
   TARGET BUSINESS DESCRIPTION                      DATE              DATE             ANN. DATE
------------------------------------------     ---------------   ---------------    ---------------

   Mnfr paints, chemicals                           30.37%             38.58%             37.50%
   Mnfr phosphatic fertilizers                      17.17%             21.47%             26.09%
   Manufacture fertilizers                         -12.50%            -12.50%             -8.70%
   Mnfr,whl paints,adhesives                        68.68%             60.92%             49.73%
   Mnfr, whl fertilizers                            31.93%             35.68%             34.16%
   Mnfr ind gases,metal structure                   69.23%             49.15%             38.95%
   Manufacture insecticides                         43.32%             52.88%             14.66%
   Mnfr coatings,cleaning prod                      32.37%             32.37%             57.27%
   Mnfr pesticides, rubber chems                    27.66%             44.58%             55.84%
   Mnfr,whl plastic prods,resins                    38.20%             38.20%             41.83%
   Mnfr paints and detergents                       65.41%             53.00%             80.00%
   Mnfr commodity chemicals                         29.73%             47.69%             47.69%
   Mnfr adhesives and sealants                      28.13%             51.85%             57.69%
   Mnfr adhesives & sealants                        31.89%             36.70%             34.81%
   Mnfr phosphatic fertilizers                      24.66%             20.99%             26.96%
   Mnfr fuel additives,waxes                        62.67%             83.46%             78.10%
   Mnfr petrochemical products                      75.34%             60.00%             56.10%
   Own,op chem,fertilizer mines                     14.35%             13.55%              5.20%
   Manufacture melamine crystal                     70.83%             72.63%             70.83%
   Mnfr specialty chemicals                         31.43%             31.43%             38.69%

                                                   ----------------------------------------------
   COUNT.................................           20                 20                 20
   MAXIMUM...............................           75.34%             83.46%             80.00%
   MINIMUM...............................          -12.50%            -12.50%             -8.70%
   MEDIAN................................           31.91%             41.58%             40.39%
   MEAN..................................           39.04%             41.63%             42.17%
   ADJUSTED MEAN.........................           39.89%             42.31%             42.89%
                                                   ----------------------------------------------




----------

Source: Securities Data Corporation.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   27

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
FIRST ANALYSIS ADVISORY ENGAGEMENT


             RESULTS OF FIRST ANALYSIS ADVISORY ENGAGEMENT (39 CONTACTS TOTAL)
             ---------------------------------------------------------------------------------
                     CONTACTS
                        BY                    SITE              PRICE             PRICE
                     SPECIALTY               VISITS          DISCUSSIONS          RANGE
             --------------------------    ------------     --------------   -----------------

             Strategic - 31
               -  Chemical Industry (21)        4                 3           $5.00 to $6.50
               -  Waste Industry (10)           3                 1               $6.00

             Financial - 8                      2                 1               $7.00




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   28

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
HISTORICAL AND PROJECTED STATEMENT OF OPERATIONS (FISCAL YEAR)
(in thousands, except per share data)


                                               FISCAL YEAR ENDED JUNE 30,                      FISCAL YEAR ENDED JUNE 30,
                                        ----------------------------------------               --------------------------
                                          ACTUAL                     PRO FORMA                          ESTIMATED
                                        ------------  ----------------------------------------        ------------
                                           1995       1996(1)(2)    1997(2)(3)       TTM(3)               1998
                                        ------------  ------------  ------------  ------------        ------------
Net sales                                   $34,359       $44,539       $42,657       $41,704             $45,740
Cost of services                             20,319        25,462        25,430        25,195              24,917
                                        -----------   -----------   -----------   -----------         -----------
 Gross profit                                14,040        19,077        17,227        16,508              20,823
 Gross margin                                  40.9%         42.8%         40.4%         39.6%               45.5%

Selling, general and administrative           4,090         5,057         4,766         5,042               5,163
                                        -----------   -----------   -----------   -----------         -----------
 EBITDA                                       9,949        14,019        12,461        11,466              15,660
 EBITDA margin                                 29.0%         31.5%         29.2%         27.5%               34.2%

Depreciation and amortization                 4,102         5,946         6,408         6,852               7,263
                                        -----------   -----------   -----------   -----------         -----------
 Operating income                             5,848         8,073         6,053         4,614               8,397
 Operating margin                              17.0%         18.1%         14.2%         11.1%               18.4%

Other income (expense):
 Interest income(4)                              74            81           117           138                  68
 Interest (expense)                          (1,143)       (3,987)       (3,861)       (3,867)             (3,950)
 Other income (expense)                         258            18            78           174                 107
                                        -----------   -----------   -----------   -----------         -----------
   Total income (expense)                      (811)       (3,887)       (3,667)       (3,556)             (3,775)

Pre-tax income                                5,036         4,186         2,387         1,059               4,622
 Pre-tax margin                                14.7%          9.4%          5.6%          2.5%               10.1%

Income taxes (benefit)(5)                     1,886         1,293           907           402               1,756
                                        -----------   -----------   -----------   -----------         -----------

Net income (loss)                            $3,151        $2,892        $1,480          $656              $2,866
                                        ===========   ===========   ===========   ===========         ===========

Earnings per share - primary                  $0.48         $0.44         $0.21         $0.09               $0.39
                                        ===========   ===========   ===========   ===========         ===========
Earnings per share - fully diluted            $0.47         $0.44         $0.21         $0.09               $0.39
                                        ===========   ===========   ===========   ===========         ===========

Weighted average shares
    outstanding - primary(6)                  6,611         6,563         6,979         7,212               7,272
Weighted average shares
    outstanding - fully diluted(6)            6,770         6,563         6,979         7,212               7,272

                                                      FISCAL YEAR ENDED JUNE 30,
                                        ------------------------------------------------------
                                                              PROJECTED
                                        ------------------------------------------------------
                                            1999          2000          2001          2002
                                        ------------  ------------  ------------  ------------

Net sales                                   $55,976       $66,182       $69,695       $73,466
Cost of services                             28,490        32,585        34,489        36,524
                                        -----------   -----------   -----------   -----------
 Gross profit                                27,486        33,597        35,206        36,942
 Gross margin                                  49.1%         50.8%         50.5%         50.3%

Selling, general and administrative           5,623         6,185         6,803         7,483
                                        -----------   -----------   -----------   -----------
 EBITDA                                      21,864        27,412        28,403        29,459
 EBITDA margin                                 39.1%         41.4%         40.8%         40.1%

Depreciation and amortization                 7,260         6,925         6,319         5,854
                                        -----------   -----------   -----------   -----------
 Operating income                            14,604        20,487        22,084        23,605
 Operating margin                              26.1%         31.0%         31.7%         32.1%

Other income (expense):
 Interest income(4)                              13           190           915         1,729
 Interest (expense)                          (3,467)       (2,709)       (2,660)       (2,465)
 Other income (expense)                           0             0             0             0
                                        -----------   -----------   -----------   -----------
   Total income (expense)                    (3,454)       (2,519)       (1,745)         (736)

Pre-tax income                               11,149        17,968        20,339        22,869
 Pre-tax margin                                19.9%         27.1%         29.2%         31.1%

Income taxes (benefit)(5)                     4,237         6,828         7,729         8,690
                                        -----------   -----------   -----------   -----------

Net income (loss)                            $6,913       $11,140       $12,610       $14,179
                                        ===========   ===========   ===========   ===========

Earnings per share - primary                  $0.93         $1.47         $1.65         $1.84
                                        ===========   ===========   ===========   ===========
Earnings per share - fully diluted            $0.93         $1.47         $1.65         $1.84
                                        ===========   ===========   ===========   ===========

Weighted average shares
    outstanding - primary(6)                  7,455         7,583         7,650         7,701
Weighted average shares
    outstanding - fully diluted(6)            7,455         7,583         7,650         7,701

-----------------------

(1) Excludes FASB 121 asset impairment charge of approximately $6.7 million ($4.4 million after tax).

(2) Pro forma for the 9/30/96 acquisition of EMPAK.

(3) Reflects the exclusion of estimated nonrecurring charges of approximately $0.8 million incurred in June 1997.

(4) Reflects interest income of 5% on the average cash balance from 1998 to 2002.

(5) Assumes a marginal tax rate of 38.0%.

(6) Reflects the Treasury Method of accounting.




--------------------------------------------------------------------------------
SANDERS MORRIS MUNDY                   29

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
HISTORICAL AND PROJECTED BALANCE SHEET
(in thousands)



                                                                       ACTUAL                    ESTIMATED
                                                   --------------------------------------------  ---------
                       ASSETS                       6/30/95     6/30/96    6/30/97    12/31/97    6/30/98
                                                   ---------  ----------  ---------  ----------  ---------
                                                                                     (unaudited)
Current assets
  Cash and time deposits                               $852      $1,123       $807        $385       $250
  Accounts receivable, net                            5,601       6,509      6,450       7,926      8,222
  Federal tax receivable                                  0           0        930         930        930
  Inventory                                              86         661        524         523        572
  Prepaid expenses and other assets                     596         970      2,676       3,359      3,359
  Other current assets                                    0         401          0           0          0
                                                   --------   ---------   --------   ---------   --------
   Total current assets                               7,136       9,663     11,388      13,123     13,333

Property, plant and equipment
  Gross property, plant and equipment                47,037      43,829     48,768      51,659     54,759
  Less accumulated depreciation                     (11,463)    (11,683)   (15,474)    (17,384)   (20,025)
                                                   --------   ---------   --------   ---------   --------
   Net property, plant and equipment                 35,574      32,147     33,294      34,276     34,735

Other assets
  Restricted time deposits                            1,350       1,496      1,387       1,420      1,420
  Intangible assets, net                                  0       4,109     19,788      18,990     17,924
  Other assets                                        2,019       1,663      2,730       2,967      2,967
                                                   --------   ---------   --------   ---------   --------
   Total other assets                                 3,369       7,268     23,906      23,377     22,311

                                                   --------   ---------   --------   ---------   --------
TOTAL ASSETS                                        $46,079     $49,078    $68,588     $70,775    $70,378
                                                   ========   =========   ========   =========   ========


        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                   $1,865      $3,887     $2,254      $2,487     $2,468
  Accrued liabilities                                 1,480       2,600      2,981       3,134      2,920
  Current portion of long-term debt                   2,621       2,621      2,496       2,496      5,398
  Federal income taxes payable                          553         549          0         458        458
  Other current liabilities                               0           0          0         327        327
                                                   --------   ---------   --------   ---------   --------
   Total current liabilities                          6,518       9,657      7,731       8,902     11,571

Long-term liabilities
  Revolving credit facility                           3,000       8,200      7,000       8,500      8,220
  Long-term debt, less current portion               10,864       8,368     24,445      23,307     19,267
  Accrued liabilities                                     0         519      3,725       3,213      2,693
  Deferred income taxes                               1,279           0        800         875        875
  Other liabilities                                       0           0          0           0          0
                                                   --------   ---------   --------   ---------   --------
   Total long-term liabilities                       15,143      17,087     35,969      35,895     31,055

TOTAL LIABILITIES                                    21,661      26,744     43,700      44,797     42,626

Stockholders' equity
  Non-redeemable preferred stock                          2           0          0           0          0
  Common stock                                           61          66         67          67         67
  Additional paid-in-capital                         19,225      19,251     21,052      21,157     21,047
  Retained earnings                                   5,176       3,064      3,817       4,802      6,686
  Treasury stock                                        (47)        (47)       (47)        (47)       (47)
                                                   --------   ---------   --------   ---------   --------
   Total stockholders' equity                        24,418      22,334     24,888      25,978     27,752

                                                   --------   ---------   --------   ---------   --------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY            $46,079     $49,078    $68,588     $70,775    $70,378
                                                   --------   ---------   --------   ---------   --------


                                                                      PROJECTED
                                                    --------------------------------------------
                       ASSETS                         6/30/99    6/30/00     6/30/01    6/30/02
                                                    ----------  ---------  ----------  ---------
Current assets
  Cash and time deposits                                 $250    $10,605     $26,245    $43,387
  Accounts receivable, net                              9,684     10,852      11,428     12,047
  Federal tax receivable                                  930        930         930        930
  Inventory                                               651        724         766        812
  Prepaid expenses and other assets                     3,359      3,359       3,359      3,359
  Other current assets                                      0          0           0          0
                                                    ---------   --------   ---------   --------
   Total current assets                                14,874     26,471      42,729     60,535

Property, plant and equipment
  Gross property, plant and equipment                  56,819     58,941      61,127     63,378
  Less accumulated depreciation                       (25,189)   (30,058)    (34,454)   (38,384)
                                                    ---------   --------   ---------   --------
   Net property, plant and equipment                   31,630     28,883      26,673     24,993

Other assets
  Restricted time deposits                              1,420      1,420       1,420      1,420
  Intangible assets, net                               15,829     13,773      11,849      9,926
  Other assets                                          2,967      2,967       2,967      2,967
                                                    ---------   --------   ---------   --------
   Total other assets                                  20,215     18,159      16,236     14,312

                                                    ---------   --------   ---------   --------
TOTAL ASSETS                                          $66,719    $73,513     $85,637    $99,840
                                                    =========   ========   =========   ========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                     $2,809     $3,125      $3,307     $3,502
  Accrued liabilities                                   3,125      3,259       3,021      2,806
  Current portion of long-term debt                       475          0           0          0
  Federal income taxes payable                            458        458         458        458
  Other current liabilities                               327        327         327        327
                                                    ---------   --------   ---------   --------
   Total current liabilities                            7,194      7,169       7,113      7,093

Long-term liabilities
  Revolving credit facility                             3,404          0           0          0
  Long-term debt, less current portion                 19,011     19,231      19,451     19,670
  Accrued liabilities                                   1,789        872         442        486
  Deferred income taxes                                   875        875         875        875
  Other liabilities                                         0          0           0          0
                                                    ---------   --------   ---------   --------
   Total long-term liabilities                         25,080     20,978      20,768     21,032

TOTAL LIABILITIES                                      32,274     28,147      27,881     28,125

Stockholders' equity
  Non-redeemable preferred stock                            0          0           0          0
  Common stock                                             67         67          67         67
  Additional paid-in-capital                           20,827     20,608      20,388     20,168
  Retained earnings                                    13,598     24,738      37,348     51,527
  Treasury stock                                          (47)       (47)        (47)       (47)
                                                    ---------   --------   ---------   --------
   Total stockholders' equity                          34,445     45,366      57,756     71,715

                                                    ---------   --------   ---------   --------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY              $66,719    $73,513     $85,637    $99,840
                                                    ---------   --------   ---------   --------




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SANDERS MORRIS MUNDY                   30

                                                             THE GNI GROUP, INC.
--------------------------------------------------------------------------------
HISTORICAL AND PROJECTED CASH FLOW STATEMENT (FISCAL YEAR)
(in thousands)


                                                                          FISCAL YEAR ENDED JUNE 30,
                                                            ----------------------------------------------------------
                                                                             ACTUAL                      ESTIMATED
                                                            -----------------------------------------   ------------
Cash Flow from Operating Activities                            1995           1996          1997           1998
                                                            ------------   -----------   ------------   ------------

Net income to common                                             $3,151       ($2,112)          $753         $2,869
  Adjustments to reconcile net earnings (loss) to
    net cash used in operating activities:
      Depreciation and amortization                               4,102         4,820          5,990          7,264
  Changes in assets and liabilities, net of acquisition:
      Accounts receivable                                        (1,412)         (907)            59         (1,772)
      Inventory                                                     484          (274)           137            (47)
      Federal income tax receivable                                 576             0           (930)             0
      Prepaid expenses and other                                   (177)         (374)        (1,706)          (682)
      Accounts payable                                             (188)        2,022         (1,634)           214
      Accrued liabilities                                          (641)          644         (1,112)        (1,093)
      Income taxes payable                                          741           (24)          (549)           458
      Other                                                          53         4,366           (320)          (440)
                                                            ------------   -----------   ------------   ------------
        Cash flow from operating activities                       6,688         8,161            685          6,770

Cash Flow from Investing Activities
Payment of cash in connection with business acquisitions         (2,538)       (4,043)       (12,000)             0
Purchase of PP&E                                                 (5,815)       (6,580)        (5,444)        (6,594)
                                                            ------------   -----------   ------------   ------------
        Cash flow from investing activities                      (8,353)      (10,623)       (17,444)        (6,594)

Cash Flow from Financing Activities
Proceeds from revolving line of credit                            1,500         1,350              0          1,220
Proceeds from long-term obligations                                 335         1,354         16,179         (2,059)
Proceeds from issuance of stock                                       0            28            264            105
                                                            ------------   -----------   ------------   ------------
        Cash flow from financing activities                       1,835         2,732         16,443           (734)

                                                            ------------   -----------   ------------   ------------
Net increase (decrease) in cash                                    $169          $271          ($316)         ($557)
                                                            ------------   -----------   ------------   ------------

                                                                         FISCAL YEAR ENDED JUNE 30,
                                                            --------------------------------------------------------
                                                                                 PROJECTED
                                                            --------------------------------------------------------
Cash Flow from Operating Activities                            1999           2000           2001          2002
                                                            ------------   -----------    -----------   ------------

Net income to common                                             $6,913       $11,140        $12,610        $14,179
  Adjustments to reconcile net earnings (loss) to
    net cash used in operating activities:
      Depreciation and amortization                               7,260         6,925          6,319          5,854
  Changes in assets and liabilities, net of acquisition:
      Accounts receivable                                        (1,462)       (1,168)          (576)          (618)
      Inventory                                                     (79)          (73)           (42)           (45)
      Federal income tax receivable                                   0             0              0              0
      Prepaid expenses and other                                      0             0              0              0
      Accounts payable                                              342           315            183            195
      Accrued liabilities                                          (700)         (782)          (668)          (171)
      Income taxes payable                                            0             0              0              0
      Other                                                           0             0              0              0
                                                            ------------   -----------    -----------   ------------
        Cash flow from operating activities                      12,273        16,356         17,825         19,393

Cash Flow from Investing Activities
Payment of cash in connection with business acquisitions              0             0              0              0
Purchase of PP&E                                                 (2,060)       (2,122)        (2,185)        (2,251)
                                                            ------------   -----------    -----------   ------------
        Cash flow from investing activities                      (2,060)       (2,122)        (2,185)        (2,251)

Cash Flow from Financing Activities
Proceeds from revolving line of credit                           (4,816)       (3,404)             0              0
Proceeds from long-term obligations                              (5,398)         (475)             0              0
Proceeds from issuance of stock                                      (0)           (0)            (0)            (0)
                                                            ------------   -----------    -----------   ------------
        Cash flow from financing activities                     (10,213)       (3,879)            (0)            (0)

                                                            ------------   -----------    -----------   ------------
Net increase (decrease) in cash                                      $0       $10,355        $15,640        $17,142
                                                            ------------   -----------    -----------   ------------




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SANDERS MORRIS MUNDY                   31